CIT GROUP FUNDING COMPANY OF CANADA
Offer to Exchange
4.65% Senior Notes due July 1, 2010
and
5.20% Senior Notes due June 1, 2015
Fully, Unconditionally and Irrevocably Guaranteed by
CIT GROUP INC.

      Offer to Exchange any and all of the Existing 4.65% Senior Notes due July 1, 2010 (CUSIP Nos. 125568AA3 and C25035AA1) and the Existing 5.20% Senior Notes due June 1, 2015 (CUSIP Nos. 125568AC9 and C25035AB9) for New 4.65% Senior Notes due July 1, 2010 (CUSIP No. 125568AB1) and New 5.20% Senior Notes due June 1, 2015 (CUSIP No. 125568AD7), which will be registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

To Our Clients:

      Enclosed for your consideration is a prospectus, dated December 15, 2005 (together with any subsequent preliminary or final prospectus, the “Prospectus”), and the related Letter of Transmittal (the “Letter of Transmittal”), relating to the offer of CIT Group Funding Company of Canada (the “Company”) to exchange:

•	up to $1,000,000,000 aggregate principal amount of 4.65% Senior Notes due July 1, 2010 in exchange for any and all outstanding 4.65% Senior Notes due July 1, 2010 that are validly tendered and not validly withdrawn prior to the expiration of the Exchange Offer; and

•	up to $700,000,000 aggregate principal amount of 5.20% Senior Notes due June 1, 2015 in exchange for any and all outstanding 5.20% Senior Notes due June 1, 2015 that are validly tendered and not validly withdrawn prior to the expiration of the Exchange Offer.

      Capitalized terms used but note defined herein have the respective meanings given to them in the Prospectus or the related Letter of Transmittal.

      This material is being forwarded to you as the beneficial owner of the Existing Senior Notes held by us for your account but not registered in your name. A tender of such Existing Senior Notes may only be made by us as the holder of record and pursuant to your instructions.

      Accordingly, we request instructions as to whether you wish us to tender on your behalf the Existing Senior Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

      Your instructions should be promptly forwarded to us in order to permit us to tender the Existing Senior Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on January 13, 2006, unless extended by the Company (the “Expiration Date”). Any Existing Senior Note tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

      Your attention is directed to the following:

•	The Exchange Offer is for any and all Existing Senior Notes.

•	The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offer—Conditions for Completion of the Exchange Offer.”

•	Any transfer taxes incident to the transfer of Existing Senior Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

•	The Exchange Offer expires at 5:00 p.m., New York City time, on January 13, 2006, unless extended by the Company.

      If you wish to have us tender your Existing Senior Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. Please DO NOT complete the Letter of Transmittal. It is furnished to you for information only and may not be used directly by you to tender Existing Senior Notes.

INSTRUCTIONS WITH RESPECT TO
THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by CIT Group Funding Company of Canada with respect to its Existing Senior Notes.

This will instruct you to tender the Existing Senior Notes indicated below (or, if no number is indicated below, all Existing Senior Notes) held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

Please tender the Existing Senior Notes held by you for my account in the principal amounts as indicated below:

4.65% Senior Notes due July 1, 2010 (CUSIP Nos. 125568AA3 and C25035AA1)
Tender $ (principal amount)*
☐ Please do not tender any Existing 4.65% Senior Notes held by you for any account.
Dated: , 2005/2006
Signature(s):
Print Name(s) here:
(Print Address(es)):
(Area Code and Telephone Number(s)):
(Tax Identification or Social Security Number(s)):
* Existing Senior Notes tendered hereby must be in denominations of principal amount of $1,000 and any integral multiples of $1,000, provided that untendered Existing Senior Notes that remain outstanding must be in minimum denominations of $2,000 and integral multiples of $1,000 thereafter. Further, New Senior Notes may only be issued in a minimum denomination of $2,000 and integral multiples of $1,000 thereafter.

None of the Existing 4.65% Senior Notes held by us for your account will be tendered unless we receive written instructions from you to do so. After receipt of instructions to tender, unless we receive specific contrary instructions we will tender all the Existing 4.65% Senior Notes held by us for your account.

5.20% Senior Notes due June 1, 2015 (CUSIP Nos. 125568AC9 and C25035AB9)
Tender $ (principal amount)*
☐ Please do not tender any Existing 5.20% Senior Notes held by you for any account.
Dated: , 2005/2006
Signature(s):
Print Name(s) here:
(Print Address(es)):
(Area Code and Telephone Number(s)):
(Tax Identification or Social Security Number(s)):
* Existing Senior Notes tendered hereby must be in denominations of principal amount of $1,000 and any integral multiples of $1,000, provided that untendered Existing Senior Notes that remain outstanding must be in minimum denominations of $2,000 and integral multiples of $1,000 thereafter. Further, New Senior Notes may only be issued in a minimum denomination of $2,000 and integral multiples of $1,000 thereafter.

None of the Existing 5.20% Senior Notes held by us for your account will be tendered unless we receive written instructions from you to do so. After receipt of instructions to tender, unless we receive specific contrary instructions we will tender all the Existing 5.20% Senior Notes held by us for your account.